As filed with the Securities and Exchange Commission on May 5, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIGITAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	46-1942864
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1400 Lavaca Street

Austin, Texas 78701

(209) 651-0172

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Hilburn Davis IV

President and Chief Executive Officer

1400 Lavaca Street

Austin, Texas 78701

(209) 651-0172

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq.

Edward Welch, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, New Jersey 08830

Telephone: (732) 395-4400

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated May 5, 2026

PROSPECTUS

DIGITAL BRANDS GROUP, INC.

Up to 10,726,009 Shares of Common Stock offered by the Selling Stockholders

This prospectus relates to the resale, from time to time, of up to 10,726,009 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of Digital Brands Group, Inc. (the “Company”, “we”, “us” or “our”), by the Selling Stockholders (as defined below) identified in this prospectus under “Selling Stockholders” (the “Offering”), which Shares are comprised of up to:

(i)	9,634,032 Shares (the “Warrant Shares”) issuable upon exercise of those certain Common Stock Purchase Warrants (the “Warrants”) issued to four separate holders (collectively, the “Warrant Holders”), pursuant to the Letter Agreement, effective as of February 16, 2026 (as amended on April 14, 2026, each, a “Letter Agreement” and collectively, the “Letter Agreements”) among the Company and the Warrant Holders;

(ii)	124,328 Shares (the “Provider Shares”) issued to Learfield College, LLC, a wholly-owned subsidiary of Learfield Communications, LLC (“Provider”) pursuant to that certain Marketing and Sponsorship Agreement, effective as of January 28, 2026 (the “Provider Agreement”), between the Company and the Provider;

(iii)	27,210 Shares (the “Crimson Tide Shares”) issued to Crimson Tide Sports Marketing, LLC (“Crimson Tide”) pursuant to that certain Marketing and Sponsorship Agreement, effective as of December 24, 2025 (the “Crimson Tide Agreement”), between the Company and Crimson Tide; and

(iv)	940,439 Shares (the “Consultant Shares”) issued to Athlete Capital Sports, LLC (“Consultant” and together with the Warrant Holders, Provider, and Crimson Tide, each, a “Selling Stockholder” and collectively, the “Selling Stockholders”) pursuant to that certain Consulting Agreement, effective as of March 12, 2026 (the “Consulting Agreement” and together with the Letter Agreement, the Provider Agreement, and the Crimson Tide Agreement, collectively, the “Selling Stockholders’ Agreements”).

We are not selling any shares of Common Stock in this Offering and will not receive any of the proceeds from any sale of Shares by the Selling Stockholders offered hereby. We will, however, receive proceeds from the Warrants if exercised through the payment of the exercise price in cash by the Warrant Holders. If all such Warrants are exercised by payment of cash, we will receive proceeds of approximately $6,358,461. However, we cannot predict when and in what amounts or if the warrants will be exercised by payments of cash and it is possible that the warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

The Selling Stockholders may sell or otherwise dispose of the Shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the Shares covered by this prospectus in the section entitled “Plan of Distribution” on page 4. Discounts, concessions, commissions and similar selling expenses attributable to the sale of Shares covered by this prospectus will be borne by the Selling Stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Shares with the U.S. Securities and Exchange Commission (the “SEC”).

Our Common Stock is traded on The Nasdaq Capital Market under the symbol “DBGI.” On May 4, 2026, the last reported sale price for our Common Stock was $1.31 per share.

Investing in our securities involves significant risks. See “RISK FACTORS” on page 3 for information you should consider before buying these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell any securities in any state where the offer is not permitted.

The date of this prospectus is May 5, 2026.

Prospective investors may rely only on the information contained in this prospectus. We have not authorized anyone to provide prospective investors with different or additional information. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

i

ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the Selling Stockholders identified in this prospectus under the caption “Selling Stockholders,” from time to time, of up to an aggregate of 10,726,009 Shares. We are not selling any shares of Common Stock under this prospectus, and we will not receive any proceeds from the sale of Shares offered hereby by the Selling Stockholders, although we may receive cash from the exercise of the Warrants.

You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with any other information, and we take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The information contained in this prospectus speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects.

We are not, and the Selling Stockholders are not, making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. You should read this prospectus in its entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section entitled “Where You Can Find More Information” below, including the registration statement and the other reports we file with the SEC.

This prospectus and any accompanying prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

Unless the context otherwise requires, references to “we,” “our,” “us,” “Digital Brands,” or the “Company” in this prospectus mean Digital Brands Group, Inc., together with its subsidiaries.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we incorporate by reference into it, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the SEC. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. Statements that are not historical fact are forward-looking statements. These forward-looking statements can often be identified by their use of words such as “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “will,” “may” and “assume,” as well as variations of such words and similar expressions referring to the future. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

The forward-looking statements contained in or incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve certain risks and uncertainties, many of which are beyond our control. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading “Risk Factors” below, those discussed under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended December 31, 2025, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation of Information by Reference” for information about how to obtain copies of those documents.

All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements. All forward-looking statements in this prospectus and the documents incorporated by reference into it are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

iii

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and a general description of the securities that we may offer. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and the documents incorporated by reference herein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Company Overview

Digital Brands is a curated collection of lifestyle brands, including Bailey, DSTLD, Stateside, Sundry and Avo, that offers a variety of apparel products through direct-to-consumer and wholesale distribution. Our complementary brand portfolio provides us with the unique opportunity to cross merchandise our brands. We aim for our customers to wear our brands head to toe and to capture what we call “closet share” by gaining insight into their preferences to create targeted and personalized content specific to their cohort. Operating our brands under one portfolio provides us with the ability to better utilize our technological, human capital and operational capabilities across all brands. As a result, we have been able to realize operational efficiencies and continue to identify additional cost saving opportunities to scale our brands and overall portfolio.

Our portfolio currently consists of five significant brands:

●	Bailey combines beautiful, luxe fabrics and on-trend designs to create sophisticated ready-to-wear capsules for women on-the-go. Designing for real life, this brand focuses on feeling and comfort rather than how it looks on a runway. Bailey is primarily a wholesale brand, which we intend to transition to a digital, direct-to-consumer brand.

●	DSTLD offers stylish high-quality garments without the luxury retail markup, valuing customer experience over labels. DSTLD is primarily a digital direct-to-consumer brand, to which we recently added select wholesale retailers to generate brand awareness.

●	Stateside is an elevated, America first brand with all knitting, dyeing, cutting and sewing sourced and manufactured locally in Los Angeles. The collection is influenced by the evolution of the classic t-shirt offering a simple yet elegant look. Stateside is primarily a wholesale brand that we intend to transition to a digital, direct-to-consumer brand.

●	Sundry offers distinct collections of women’s clothing, including dresses, shirts, sweaters, skirts, shorts, athleisure bottoms and other accessory products. Sundry’s products are coastal casual and consist of soft, relaxed and colorful designs that feature a distinct French chic, resembling the spirits of the French Mediterranean and the energy of Venice Beach in Southern California. Sundry is primarily a wholesale brand that we will be transitioning to a digital, direct-to-consumer brand.

●	Avo is a women’s essential brand that offers t-shirts, sweats, dresses, sweaters and athleisure. Avo eliminates the wholesale mark-up, so its products have a sharper price point. Avo also offers larger discounts when the customer bundles multiple products to their cart, which allows Avo to leverage its shipping and fulfillment costs. Avo leverages the Company’s current design and supply chain infrastructure, so we use similar or the same fabrics and contractors for Avo that we do for our other brands.

We believe that successful apparel brands sell in all revenue channels. However, each channel offers different margin structures and requires different customer acquisition and retention strategies. We were founded as a digital-first retailer that has strategically expanded into select wholesale and direct retail channels. We strive to strategically create omnichannel strategies for each of our brands that blend physical and online channels to engage consumers in the channel of their choosing. Our products are sold direct-to-consumers principally through our websites and our own showrooms, but also through our wholesale channel, primarily in specialty stores and select department stores. With the continued expansion of our wholesale distribution, we believe developing an omnichannel solution further strengthens our ability to efficiently acquire and retain customers while also driving high customer lifetime value.

We believe that by leveraging a physical footprint to acquire customers and increase brand awareness, we can use digital marketing to focus on retention and a very tight, disciplined high value new customer acquisition strategy, especially targeting potential customers lower in the sales funnel. Building a direct relationship with the customer as the customer transacts directly with us allows us to better understand our customer’s preferences and shopping habits. Our experience as a company originally founded as a digitally native-first retailer gives us the ability to strategically review and analyze the customer’s data, including contact information, browsing and shopping cart data, purchase history and style preferences. This in turn has the effect of lowering our inventory risk and cash needs since we can order and replenish product based on the data from our online sales history, replenish specific inventory by size, color and SKU based on real-time sales data, and control our mark-down and promotional strategies versus being told what mark downs and promotions we have to offer by the department stores and boutique retailers.

We define “closet share” as the percentage (“share”) of a customer’s clothing units that she or he owns in her or his closet and the amount of those units that go to the brands that are selling these units. For example, if a customer buys 20 units of clothing a year and the brands that we own represent 10 of those units purchased, then our closet share is 50% of that customer’s closet, or 10 of our branded units divided by 20 units they purchased in entirety. Closet share is a similar concept to the widely used term wallet share, it is just specific to the customer’s closet. The higher our closet share, the higher our revenue as higher closet share suggests the customer is purchasing more of our brands than our competitors.

We have strategically expanded into an omnichannel brand offering these styles and content not only online but at selected wholesale and retail storefronts. We believe this approach allows us opportunities to successfully drive Lifetime Value (“LTV”) while increasing new customer growth. We define Lifetime Value or LTV as an estimate of the average revenue that a customer will generate throughout their lifespan as our customer. This value/revenue of a customer helps us determine many economic decisions, such as marketing budgets per marketing channel, retention versus acquisition decisions, unit level economics, profitability and revenue forecasting.

Company Information

We were organized in Delaware on September 17, 2012 under the name Denim.LA, Inc., and changed our name to Digital Brands Group, Inc. in December 2020. Effective as of December 29, 2025, we reincorporated from the State of Delaware to the State of Nevada. Our corporate offices are located at 1400 Lavaca Street, Austin, Texas 78701. Our telephone number is (209) 651-0172. Our website is www.digitalbrandsgroup.co. None of the information on our website or any other website identified herein is part of this prospectus or the registration statement of which it forms a part.

1

THE OFFERING

Shares of Common Stock offered by the Selling Stockholders:	Up to 10,726,009 Shares issued or issuable to the Selling Stockholders pursuant to the Selling Stockholders’ Agreements.

Shares of Common Stock outstanding prior to this offering:	Approximately 21,401,253(1) shares of Common Stock

Shares of Common Stock outstanding following this offering:	Approximately 31,035,285(2) shares of Common Stock

Use of proceeds:	We will not receive any proceeds from the sale of the Shares by the Selling Stockholders. We will, however, receive proceeds from the Warrants if exercised through the payment of the exercise price in cash by the Warrant Holders. See “Use of Proceeds” on page 3 of this prospectus.

Risk factors:	You should read the “Risk Factors” section on page 3 of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our securities.

Trading symbol:	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “DBGI”.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

(1) Excludes the 9,634,032 Warrant Shares issuable to the Warrant Holders being registered for resale hereunder, but includes the other 1,091,977 Shares being registered for resale by the Selling Stockholders hereunder.

(2) Includes all 10,726,009 Shares being registered for resale by the Selling Stockholders hereunder.

2

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the Risk Factors contained in our most recent Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission, as updated or supplemented by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K to the extent filed, each of which are incorporated herein by reference and in any supplement to this prospectus, before buying any offered securities, as the same may be updated from time to time by our future filings under the Exchange Act.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Shares by the Selling Stockholders. However, we will receive up to approximately $6,358,461 in gross proceeds if the Warrants are exercised for cash in full. We cannot predict when or if the warrants will be exercised and it is possible that the warrants may expire and may never be exercised. We expect to use these proceeds, if any, for general corporate purposes, which may include research and development, collaborative arrangements with other companies, repayment of existing indebtedness, working capital, capital expenditures, acquisitions, joint ventures and stock repurchase programs. As of the date of this prospectus, we have not identified as probable any specific material proposed uses of these proceeds.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following description summarizes important terms of the classes of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation and our bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part. For information on how to obtain copies of our articles of incorporation and bylaws, see “Where You Can Find More Information.”

Our authorized capital stock consists of 1,000,000,000 shares of Common Stock, $0.0001 par value per share, of which 21,401,253 shares are issued and outstanding, and 10,000,000 shares of preferred stock, $0.0001 par value per share, of which 6,300 shares of Series A Convertible Preferred Stock, 1,344 shares of Series C Convertible Preferred Stock, and 15,906 shares of Series D Convertible Preferred Stock are issued and outstanding, each as of April 30, 2026. The following description of our capital stock is only a summary and is subject to and qualified in its entirety by our Articles of Incorporation, as amended, our Bylaws, as amended, and by the applicable provisions of Nevada law.

As of April 30, 2026, there were 31 stock options issued and outstanding with a weighted average exercise price of $452,500 per share.

As of April 30, 2026, there were approximately 21,590,541 shares of Common Stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $1.13 per share.

3

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling Shares:

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

● an exchange distribution in accordance with the rules of the applicable exchange;

● privately negotiated transactions;

● short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

● through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

● through agreements between broker-dealers and the Selling Stockholder(s) to sell a specified number of such Shares at a stipulated price per share;

● a combination of any such methods of sale; and

● any other method permitted by applicable law.

The Selling Stockholders may also sell Shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Shares or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell Shares short and deliver these Shares to close out their short positions, or loan or pledge the Shares to broker-dealers that in turn may sell these Shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

4

SELLING STOCKHOLDERS

The Selling Stockholders identified in this prospectus may offer and sell up to an aggregate amount of Shares, which Shares consist of up to:

(i)	9,634,032 Warrant Shares issuable upon exercise of the Warrants by the Warrant Holders pursuant to the Letter Agreement;

(ii)	124,328 Provider Shares issued to Provider for the first contract year under the Provider Agreement;

(iii)	27,210 Crimson Tide Shares issued to Crimson Tide pursuant to the Crimson Tide Agreement; and

(iv)	940,439 Consultant Shares issued to Consultant pursuant to the Consulting Agreement.

For additional information regarding the issuance of the Shares, see “Selling Stockholders’ Agreements” below.

We are registering the Shares in order to permit the Selling Stockholders to offer the Shares for resale from time to time. Except as otherwise described in the footnotes to the table below and for the ownership of the Shares registered pursuant to the Selling Stockholders’ Agreements, neither the Selling Stockholders nor any of the persons that control them has had any material relationships with us or our affiliates within the past three (3) years.

The Selling Stockholders may from time to time offer and sell under this prospectus any or all of their respective Shares described under the column “Shares to be Offered” in the table below.

Under the terms of the applicable Selling Stockholders’ Agreements, the Selling Stockholders agree that if securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

We cannot give an estimate as to the number of Shares that will actually be held by the Selling Stockholders upon termination of this Offering because the Selling Stockholders may offer some or all of the Shares being registered on their behalf under the Offering contemplated by this prospectus or acquire additional shares of Common Stock. The total number of Shares that may be sold hereunder will not exceed the number of Shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The following table sets forth the name of each Selling Stockholder, the number of shares of Common Stock beneficially owned by each Selling Stockholder before this Offering, the number of Shares to be offered for such Selling Stockholder’s account and the number and (if one percent or more) the percentage of the class of our securities to be beneficially owned by such Selling Stockholder after completion of the Offering. The number of shares of Common Stock owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our Common Stock as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days of the date as of which the information is provided, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on approximately 21,401,253 shares of our Common Stock outstanding as of April 30, 2026.

Notwithstanding the foregoing, the (i) Warrants issued to certain Selling Stockholders pursuant to the Letter Agreements and (ii) Pre-Funded Warrants (as defined below) issued to certain Selling Stockholders pursuant to the Existing Registration Statement (as defined below) contain ownership limitations, such that the Company shall not effect any exercise of such Warrants or Pre-Funded Warrants to the extent that after giving effect to the issuance of the shares of Common Stock upon exercise thereof, such applicable Selling Stockholder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% in certain circumstances) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of such shares of Common Stock, which such limitation may be waived by us upon no fewer than 61 days’ prior notice by the applicable Selling Stockholder. Therefore, if such Selling Stockholder, subject to these limitations, would beneficially own in excess of 4.99% or 9.99%, we have reduced the applicable percentage to 4.99% or 9.99% in the table below, as applicable.

Unless otherwise set forth below, (a) the Selling Stockholder named in the table below has sole voting and sole investment power with respect to the Shares set forth opposite their name, subject to community property laws, where applicable, and (b) the Selling Stockholder has not had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of Common Stock shown as beneficially owned before the Offering is based on information furnished to us or otherwise based on information available to us at the time of the filing of the registration statement of which this prospectus forms a part.

	Common Stock Beneficially Owned Prior to this Offering(1)			Number of Shares Being	Common Stock Beneficially Owned After this Offering(2)
Name of Selling Stockholder	Shares		%	Offered	Shares		%
Ham Lim International(3)	3,008,508	(4)	4.99%	2,408,508	600,000	(5)	2.81%
Manford Limited(6)	2,408,508	(7)	4.99%	2,408,508	0		*
Sino Development LTD(8)	2,608,508	(9)	4.99%	2,408,508	200,000	(10)	*
Wanderful Group Limited(11)	2,458,508	(12)	4.99%	2,408,508	50,000	(13)	*
Learfield Communications, LLC(14)	124,328	(15)	*	124,328	0		*
Crimson Tide Sports Marketing, LLC(16)	27,210	(17)	*	27,210	0		*
Athlete Capital Sports, LLC(18)	940,439	(19)	4.40%	940,439	0		*

* Less than 1%

(1)	Based on 21,401,253 shares of Common Stock outstanding as of April 30, 2026.
(2)	Assumes the sale of all Shares offered hereby by the Selling Stockholders.
(3)	Based upon information provided by Ham Lim International (“Ham Lim”), Lo Wing Yi is the President of Ham Lim and may be deemed to have dispositive power over the securities owned by it. The address of Ham Lim is Flat 3404, 34/F, 118 Connaught Road West, Hong Kong.
(4)	Includes (i) 2,408,508 Warrant Shares, or shares of Common Stock issuable upon exercise of the Warrants, being registered for resale hereunder, and (ii) 600,000 shares of Common Stock issuable upon exercise of certain pre-funded warrants (the “Pre-Funded Warrants”) issued by the Company to the Selling Stockholder pursuant to that certain Registration Statement on Form S-1, which was declared effective by the SEC on February 11, 2025 (File No.: 333-284508) (the “Existing Registration Statement”).
(5)	Includes 600,000 shares of Common Stock issuable to Ham Lim upon exercise of the Pre-Funded Warrants issued by the Company to Ham Lim pursuant to the Existing Registration Statement.
(6)

Based on information provided by Manford Limited (“Manford”), Cheung Wai Ming is a director, and has authority to act on behalf, of Manford and may be deemed to have dispositive power over the securities owned by it. The address for Manford is 1 Taizi Rd., Nanshan, Shenzhen, Guangdong Province, China.

(7)	Includes 2,408,508 shares of Common Stock issuable upon exercise of the Warrants being registered for resale hereunder.
(8)	Based on information provided by Sino Development LTD (“Sino”), Leung Yau Shing is the President of Sino and may be deemed to have dispositive power over the securities owned by it. The address of Sino is Flat 3404, 34/F, 118 Connaught Road West, Hong Kong.
(9)	Includes (i) 2,408,508 shares of Common Stock issuable upon exercise of the Warrants being registered for resale hereunder, and (ii) 200,000 shares of Common Stock issuable upon exercise of certain Pre-Funded Warrants issued by the Company to Sino pursuant to the Existing Registration Statement.
(10)	Includes 200,000 shares of Common Stock issuable to Sino upon exercise of the Pre-Funded Warrants issued by the Company to Sino pursuant to the Existing Registration Statement.
(11)	Based on information provided by Wanderful Group Ltd (“Wanderful”), Hua Kwok is the President of Wanderful and may be deemed to have dispositive power over the securities owned by it. The address of Wanderful group is Room 1305, 13/F West Tower Shun Tak Centre, Central Hong Kong.
(12)	Includes (i) 2,408,508 shares of Common Stock issuable upon exercise of the Warrants being registered for resale hereunder, and (ii) 50,000 shares of Common Stock issuable to Wanderful upon exercise of certain Pre-Funded Warrants issued by the Company to Wanderful pursuant to the Existing Registration Statement.
(13)	Includes 50,000 shares of Common Stock issuable to Wanderful upon exercise of the Pre-Funded Warrants issued by the Company to Wanderful pursuant to the Existing Registration Statement.
(14)	Based on information provided by Provider, Dan Holifield is the Vice President, Corporate Controller of Learfield Communications LLC and may be deemed to have dispositive power over the securities owned by Provider. Pursuant to the Provider Agreement, Provider assigned all of its voting interests with respect to all Provider Shares via proxy to John Hilburn Davis IV, the Company’s President and Chief Executive Officer. The address of Provider is c/o Learfield Communications LLC, 5400 Lyndon B. Johnson Freeway, Suite 100, Dallas, Texas 75240.

5

(15)	Includes all Provider Shares issuable to Provider pursuant to the Provider Agreement that are being registered for resale under this prospectus.
(16)	Based on information provided by Crimson Tide, Dan Holifield is the Vice President, Corporate Controller of Learfield Communications LLC and may be deemed to have dispositive power over the securities owned by Crimson Tide. Pursuant to the Crimson Tide Agreement, Crimson Tide assigned all of its voting interests with respect to all Crimson Tide Shares via proxy to John Hilburn Davis IV, the Company’s President and Chief Executive Officer. The address of Crimson Tide is c/o Learfield Communications LLC, 5400 Lyndon B. Johnson Freeway, Suite 100, Dallas, Texas 75240.
(17)	Includes all Crimson Tide Shares issuable to Crimson Tide pursuant to the Crimson Tide Agreement that are being registered for resale under this prospectus.
(18)	Based on information provided by Consultant, Doug Fillis is the President of Consultant and may be deemed to have dispositive power over the securities owned by Consultant. Pursuant to the Consulting Agreement, Consultant assigned all of its voting interests with respect to all Consultant Shares via proxy to John Hilburn Davis IV, the Company’s President and Chief Executive Officer. The address of Consultant is c/o Athlete Capital, 185 Magnolia Lane, State College, Pennsylvania 16803.
(19)	Includes all Consultant Shares issuable to Consultant pursuant to the Consulting Agreement that are being registered for resale under this prospectus.

Selling Stockholders’ Agreements

On February 16, 2026, the Company entered into those certain Letter Agreements with the Warrant Holders who each, as of such time, held certain existing common share purchase warrants (the “Existing Warrants”) previously issued by the Company to the Warrant Holders in an offering pursuant to that certain Registration Statement Form S-1, which was declared effective by the SEC on February 11, 2025 (File No.: 333-284508). Pursuant to the Letter Agreement, the Warrant Holders collectively agreed to exercise (i) upon entry into the Letter Agreement, 2,365,968 of the Existing Warrants at an exercise price of $0.66 per share, and (ii) on or prior to June 17, 2026, 9,634,032 Warrants (as defined below) at an exercise price of $0.66 per share. In consideration for the Warrant Holders’ agreement to exercise and exchange certain Existing Warrants as set forth in the Letter Agreement, the Company agreed to issue the Warrants to the Warrant Holders, which Warrants entitle the Warrant Holders thereof to purchase up to 9,634,032 shares of Common Stock by June 17, 2026 at an exercise price of $0.66 per share.

Effective as of April 14, 2026, the Company and each Warrant Holder agreed to amend the Letter Agreements, whereby each Warrant Holder agreed to exercise an aggregate amount of 946,970 Warrants, at an exercise price of $0.66 per share, on or prior to May 31, 2026. Additionally, the Company agreed to file a Registration Statement on Form S-3 with the Commission to register the shares of Common Stock issuable to each Warrant Holder upon exercise of the New Warrants for resale within ten business days of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The Warrant Shares issuable upon the Warrant Holders’ exercise of the Warrants are being registered for resale hereunder.

Effective as of January 28, 2026 (the date the Provider Agreement was fully executed), the Company entered into the Provider Agreement with Provider, whereby, among other things, the parties agreed to certain sponsorship opportunities and specific inventory items with respect to Vanderbilt University’s athletic department. Pursuant to the Provider Agreement, the Company agreed to pay a sponsorship fee to Provider for each contract year, as follows: (i) 2025-2026, $100,000 in Provider Shares and $85,000 in cash; (ii) 2026-2027, $250,000 in Provider Shares and $200,000 in cash; (iii) 2027-2028, $275,000 in Provider Shares and $200,000 in cash; and (iv) 2028-2029, $300,000 in Provider Shares and $200,000 in cash (the “Provider Sponsorship Fee”). The aggregate amount of 124,328 Provider Shares being registered for resale hereunder represent the equity portion of the Provider Sponsorship Fee payable by the Company to Provider for each contract year under the Provider Agreement. Pursuant to the Provider Agreement, Provider assigned all of its voting interests with respect to all Provider Shares via proxy to John Hilburn Davis IV, the Company’s President and Chief Executive Officer. During each year of the Provider Agreement, the Provider Shares issuable for such contract year are subject to a make-whole guarantee period of 6-months, whereby if the trading price of the Common Stock declines in such year as compared to the price at which the applicable Provider Shares were issued, the Company shall, to make up any such difference, either (i) issue additional shares of Common Stock to Provider or (ii) pay cash to the Provider.

Effective as of December 24, 2025 (the date the Crimson Tide Agreement was fully executed), the Company entered into the Crimson Tide Agreement with Crimson Tide, whereby, among other things, the parties agreed to certain sponsorship opportunities and specific inventory items with respect to The University of Alabama’s athletic department. As partial consideration for the Company’s exclusive engagement under the Crimson Tide Agreement, the Company agreed to issue 27,210 Crimson Tide Shares to Crimson Tide, which represent $280,000 in shares of Common Stock. The Crimson Tide Shares are being registered for resale hereunder. Pursuant to the Crimson Tide Agreement, Crimson Tide assigned all of its voting interests with respect to all Crimson Tide Shares via proxy to John Hilburn Davis IV, the Company’s President and Chief Executive Officer. The Crimson Tide Shares are subject to a make-whole guarantee period of 15-months, whereby if the trading price of the Common Stock declines during the 15-months following the issuance of the Crimson Tide Shares, the Company shall, to make up any such difference, either (i) issue additional shares of Common Stock to Crimson Tide, or (ii) pay cash to Crimson Tide.

Effective as of March 12, 2026 (the date the Consulting Agreement was fully executed), the Company and the Consultant entered into the Consulting Agreement, whereby, among other things, the Consultant agreed to provide certain consulting services to the Company in connection with the Company’s participation in The Pennsylvania State University’s name, image and likeness program. As partial consideration for Consultant’s services under the Consulting Agreement, the Company agreed to issue 940,439 Consultant Shares to the Consultant, which represent $3,000,000 in shares of Common Stock. The Consultant Shares are being registered for resale hereunder. Pursuant to the Consulting Agreement, Consultant assigned all of its voting interests with respect to all Consultant Shares via proxy to John Hilburn Davis IV, the Company’s President and Chief Executive Officer. During each year of the Consulting Agreement, the Consultant Shares issuable for such contract year are subject to a make-whole guarantee period of 6-months, whereby if the trading price of the Common Stock declines in such year as compared to the price at which the applicable Consultant Shares were issued, the Company shall, to make up any such difference, either (i) issue additional shares of Common Stock to Consultant or (ii) pay cash to Consultant.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Lucosky Brookman LLP. Counsel for any underwriter or agents will be noted in the applicable prospectus supplement.

EXPERTS

Our consolidated balance sheet as of December 31, 2025, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended have been audited by dbbmckennon, an independent registered public accounting firm, as set forth in its report, which is incorporated herein and in the registration statement by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Our consolidated balance sheet as of December 31, 2024, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended have been audited by Macias Gini & O’Connell LLP, an independent registered public accounting firm, as set forth in its report, which is incorporated herein and in the registration statement by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

6

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act, and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains our filed reports, proxy and information statements, and other information that we file electronically with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov, and on our website at https://www.digitalbrandsgroup.co. The information contained on our website is not included or incorporated by reference into this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to the Secretary of the Company, c/o Digital Brands Group, Inc., at the Company’s office located at 1400 Lavaca Street, Austin, Texas 78701. Our telephone number at this address is (209) 651-0172.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 15, 2026, as amended by Amendment No. 1 to Form 10-K/A, filed with the SEC on May 5, 2026;

●	Our Current Reports on Form 8-K filed with the SEC on each of January 5, 2026, February 17, 2026, March 11, 2026, March 18, 2026, April 20, 2026, and April 21, 2026 (in each case, excluding Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto); and

●	The description of our securities contained in our Registration Statement on Form 8-A filed on May 11, 2021, pursuant to Section 12(b) of the Exchange Act, and any amendment or report filed with the SEC for purposes of updating such description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after (i) the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) the date of this prospectus and before the termination or completion of this offering, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of those filings at no cost by writing or telephoning our company at the following address and telephone number:

Digital Brands Group, Inc.

Attention: Secretary

1400 Lavaca Street

Austin, Texas 78701

(209) 651-0172

7

DIGITAL BRANDS GROUP, INC.

Up to 10,726,009 Shares of Common Stock offered by the Selling Stockholders

PROSPECTUS

May 5, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts other than the registration fee are estimated):

Amount to be Paid
Registration fee – Securities and Exchange Commission	$1,858.98
Legal fees and expenses	$25,000
Total	$26,858.98

Item 15. Indemnification of Directors and Officers

Set forth below is a description of certain provisions of the articles of incorporation, as amended, and by-laws of the Company and Nevada Revised Statutes (“NRS”), as such provisions relate to the indemnification of the directors and officers of the registrant. This description is intended only as a summary and is qualified in its entirety by reference to the articles of incorporation, as amended, the by-laws and the NRS.

Nevada Revised Statutes Section 78.7502 provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s articles of incorporation, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

II-1

As permitted by Nevada law, the Company’s articles of incorporation, as amended, provides that directors will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to the Company or its stockholders,

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

●	under Nevada Revised Statutes (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or

●	for any transaction from which the director derived any improper personal benefit.

If Nevada Revised Statutes is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the registrant’s directors shall be eliminated or limited to the fullest extent permitted by Nevada law, as so amended.

Article VII of the by-laws provides that the Company shall indemnify any person who was or is a party or who was or is threatened to be made a party to any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative or legislative hearing, investigation or any other threatened, pending or completed proceeding, whether brought by or in the right of the corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, liabilities, losses, and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding to the fullest extent authorized by Nevada Revised Statutes as the same exists or may hereafter be amended.

Article VII of the by-laws further provides that, except with respect to a proceeding to enforce rights to indemnification or advancement of expenses under Article VII, the Company shall be required to indemnify a person under this Article VII in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors.

Article VII of the by-laws further provides that the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant. The Company has purchased directors’ and officers’ liability insurance covering many of the possible actions and omissions of persons acting or failing to act in such capacities.

Article VII of the by-laws also provides that the Company shall have the power to enter into indemnification agreements with any director, officer, employee or agent of the Registrant in furtherance of the provisions of Article VII.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

II-2

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on May 5, 2026.

Digital Brands Group, Inc.

By:	/s/ John Hilburn Davis IV
John Hilburn Davis IV
Chief Executive Officer

POWER OF ATTORNEY

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John Hilburn Davis IV, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John Hilburn Davis IV	Chairman and Chief Executive Officer and Director	May 5, 2026
John Hilburn Davis IV	(Principal Executive Officer)

/s/ Reid Yeoman	Chief Financial Officer	May 5, 2026
Reid Yeoman	(Principal Accounting and Financial Officer)

/s/ Mark T. Lynn	Director	May 5, 2026
Mark T. Lynn

/s/ Trevor Pettennude	Director	May 5, 2026
Trevor Pettennude

/s/ Jameeka Aaron Green	Director	May 5, 2026
Jameeka Aaron Green

/s/ Huong “Lucy” Doan	Director	May 5, 2026
Huong “Lucy” Doan

II-4

Item 16. Exhibits

(a) Exhibits

The exhibits listed below are filed as part of this registration statement.

Exhibit Number	Title

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1/A (Reg. No. 333-261865) filed with the SEC on January 6, 2022).

5.1*	Opinion of Lucosky Brookman LLP as to the legality of securities being registered

10.1	Form of Letter Agreement (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 17, 2026)

10.2	Form of Amendment to Letter Agreement (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 20, 2026)

10.3*	Consulting Agreement, dated March 12, 2026, between the Company and Athlete Capital Sports, LLC

10.4*	Marketing and Sponsorship Agreement, January 26, 2026, between the Company and Learfield College, LLC, a wholly-owned subsidiary of Learfield Communications, LLC

10.5*	Marketing and Sponsorship Agreement, effective as of December 24, 2025, between the Company and Crimson Tide Sports Marketing, LLC

23.1*	Consent of Macias, Gini & O’Connell LLP

23.2*	Consent of dbbmckennon

23.3*	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature pages to the registration statement)

107*	Filing Fees Table

101.INS*	XBRL Instance Document

101.SCH*	XBRL Schema Document

101.CAL*	XBRL Calculation Linkbase Document

101.DEF*	XBRL Definition Linkbase Document

101.LAB*	XBRL Label Linkbase Document

101.PRE*	XBRL Presentation Linkbase Document

*	Filed herewith.

II-5